Exhibit 10.2








                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                          CONCIERGE TECHNOLOGIES, INC.

                                       AND

                             WIRELESS VILLAGE, INC.

                          Dated as of October 30, 2007

                                                                    Exhibit 10.2

                                TABLE OF CONTENTS
                                ------------------


                                                                            Page
      ARTICLE I -               SALE AND PURCHASE OF SHARES
                                ---------------------------

         1.1            Sale and Purchase of Shares                            1

      ARTICLE II                PURCHASE PRICE AND PAYMENT                     2
                                --------------------------

         2.1            Amount and Payment of Purchase Price                   2
         2.2            Series A Convertible, Voting Preferred Stock           2

      ARTICLE III               CLOSING AND TERMINATION
                                -----------------------
         3.1            Closing Date                                           3
         3.2            Termination of Agreement                               3
         3.3            Procedure Upon Termination                             4
         3.4            Effect of Termination                                  4
         3.5            Expense Reimbursement                                  5

      ARTICLE IV                REPRESENTATIONS AND WARRANTIES OF SELLER
                                ----------------------------------------
         4.1            Organization and Good Standing                         5
         4.2            Authorization of Agreement                             5
         4.3            Capitalization                                         6
         4.4            Subsidiaries                                           6
         4.5            Corporate Records                                      6
         4.6            Conflicts, Consents of Third Parties                   6
         4.7            Financial Statements                                   7
         4.8            No Undisclosed Liabilities                             7
         4.9            Absence of Certain Developments                        7
         4.10           Taxes                                                  8
         4.11           Real Property                                         10
         4.12           Tangible Personal Property                            10
         4.13           Material Contracts                                    11
         4.14           Employee Agreements                                   11
         4.15           Insurance                                             11
         4.16           Financial Advisors and Consultants                    12
         4.17           Claims to Property                                    12
         4.18           Investment in Concierge Shares                        12
         4.19           Accounts Receivable                                   13
         4.20           Accounts Payable                                      13
         4.21           No Misrepresentation                                  14

                                                                    Exhibit 10.2



      ARTICLE V                 REPRESENTATIONS AND WARRANTIES OF CONCIERGE
                                -------------------------------------------
         5.1            Organization and Good Standing                        14
         5.2            Authorization of Agreements                           14
         5.3            Corporate Records and Disclosures                     15
         5.4            No Misrepresentations                                 15

      ARTICLE VI                COVENANTS
                                ---------
         6.1            Key Personnel                                         15
         6.2            Qualified Investors                                   16
         6.3            Reporting Status                                      16
         6.4            Expenses                                              16
         6.5            Other Actions                                         16

     ARTICLE VII                CONDITIONS TO CLOSING
                                ---------------------
         7.1            Conditions Precedent to Obligations of Concierge
                        and Wireless Village                                  17
         7.2            Conditions Precedent to Obligations of Concierge      17
         7.3            Conditions Precedent to Obligations of Wireless
                        Village                                               18

     ARTICLE VIII               CLOSING AND MISCELLANEOUS PROVISIONS
                                ------------------------------------
         8.1            At Closing                                            19
         8.2            Survival of Representations and Warranties            19
         8.3            Expenses                                              20
         8.4            Further Assurances                                    20
         8.5            Entire Agreement: Amendment and Waivers               20
         8.6            Governing Law                                         20
         8.7            Table of Content and Headings                         20
         8.8            Notices                                               20
         8.9            Severability                                          21
         8.10           Binding Effect; Assignment                            21
                        Signatures                                            22

                                                                    Exhibit 10.2

                                Exhibits                                 Ref.
                                --------                                 ----

   A            Wireless Village Financial Statements                   4.7

   B            Absence of Certain Developments                         4.9 (f)

   C            Tax Returns and Related Issues                          4.10 (a)

   D            Leases, Tangible Personal Property                      4.12 (a)

   E            Material Contracts                                      4.13 (a)

   F            Employee Agreements                                     4.14

   G            Financial Advisors, Consultants, Relationships          4.16

   H            Concierge Form 10KSB                                    5.3

   I            Changes to Concierge Financial Condition                5.3

   J            Wireless Village Shareholders                           4.18 (a)

   K            Minutes of Shareholders Meeting, Wireless Village       5.2 (a)

   L            Certificate of Compliance, Wireless Village             7.2 (c)

   M            List of Wireless Village Domain Names and Detail        7.2 (g)

   N            Certification of Compliance, Concierge                  7.3 (c)

                                                                    Exhibit 10.2

                            Stock Purchase Agreement



     STOCK PURCHASE AGREEMENT, dated as of October, xx, 2007 (the "Agreement"), by and among Concierge Technologies, Inc., a Nevada corporation ("Concierge"); Wireless Village, Inc., a Nevada corporation ("Wireless Village"); Bill Robb and Daniel Britt, officers of Wireless Village ("Robb and Britt") and the shareholders of Wireless Village that affix their signatures to this Agreement as a party to the Agreement ("the Shareholders of Wireless Village").



                              W I T N E S S E T H :

     WHEREAS, Wireless Village is currently engaged in an active Business earlier described to Concierge; and

     WHEREAS, as of the date hereof, Wireless Village has issued One Thousand Six Hundred Sixty Seven (1,667) shares of its common stock, and has no additional shares outstanding, for a total of 1,667 shares outstanding (the "Wireless Village Shares").

     WHEREAS, the Shareholders of Wireless Village desire to sell to Concierge, and Concierge desires to purchase from the Shareholders of Wireless Village, the Wireless Village Shares, for the purchase price and upon the terms and conditions hereinafter set forth (the "Transaction"); and

     WHEREAS, Wireless Village shall not have against it any claim for additional equity whether in the form of unfulfilled subscription agreements for any class of stock, outstanding stock option grants or conversion rights under any outstanding debt instrument; and

     WHEREAS, Concierge and Wireless Village deem it important that Robb and Britt remain with the resultant company for some period of time by way of assisting the transition of control of Wireless Village to the Concierge; and

     WHEREAS, the consummation of the Transaction will be mutually beneficial to Concierge, Wireless Village, Robb and Britt and the Shareholders of Wireless Village.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                                                    Exhibit 10.2

                                    ARTICLE I

                           SALE AND PURCHASE OF SHARES

     1.1 Sale and Purchase of Shares. Upon the terms and subject to the conditions contained herein, on the Closing Date, the Shareholders of Wireless Village shall sell, assign, transfer, convey and deliver to Concierge, and Concierge shall purchase from the Shareholders of Wireless Village, the Wireless Village Shares.

                                   ARTICLE II

                           PURCHASE PRICE AND PAYMENT

     2.1 Amount and Payment of Purchase Price. In consideration of the sale of the Wireless Village Shares to Concierge, the Concierge shall deliver to the Shareholders of Wireless Village, on the Closing Date, Five Million (5,000,000) shares of Series A Convertible, Voting Preferred Stock, $0.001 par value (the "Concierge Preferred Stock"), of Concierge (the "Concierge Shares"). The Concierge Shares shall be issued pro-rata to the Shareholders of Wireless Village in the ratio of 3,000 shares of Concierge Shares in exchange for each share of Wireless Village Shares held. Any fractional shares derived from the calculation shall be either rounded up or down, as the case may be. No fractional shares shall be issued.

     2.2 Series A Convertible, Voting Preferred Stock. Each share of the Concierge Shares shall bear the following legend:


          EACH SHARE OF THE SERIES A CONVERTIBLE, VOTING PREFERRED STOCK SHALL HAVE FIVE VOTES ON ALL MATTERS SUBMITTED TO A VOTE OF THE COMMON STOCKHOLDERS AND MAY BE CONVERTED BY THE HOLDER THEREOF INTO FIVE SHARES OF COMMON STOCK AT ANY TIME AFTER 270 DAYS FROM THE DATE OF ISSUANCE; PROVIDED, HOWEVER, THAT NO CONVERSION SHALL TAKE PLACE UNTIL THE COMPANY SHALL HAVE AMENDED ITS ARTICLES OF INCORPORATION TO PROVIDE AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AT LEAST SUFFICIENT TO ALLOW ALL 5,000,000 SHARES OF THIS PREFERRED STOCK TO BE CONVERTED INTO COMMON STOCK; AND, PROVIDED FURTHER, THAT HOLDERS OF THIS SERIES OF PREFERRED STOCK THAT ELECT TO CONVERT THEIR SHARES INTO SHARES OF COMMON STOCK MUST CONVERT ALL OF THEIR SHARES OF SERIES A CONVERTIBLE, VOTING PREFERRED STOCK INTO SHARES OF COMMON STOCK.

          "THE  SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE

                                                                    Exhibit 10.2

          SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION)."

                                   ARTICLE III

                             CLOSING AND TERMINATION

     3.1 Closing Date. Subject to the satisfaction of the conditions set forth in Sections 7.1, 7.2. and 7.3 hereof (or the waiver thereof by the party of parties entitled to waive that condition), the closing of the sale and purchase of the Wireless Village Shares provided for in Section 1.1 hereof (the "Closing") shall take place at 10:00am, Pacific Daylight Time, at the offices of Concierge Technologies, Inc. located at 22048 Sherman Way, Suite 301, Canoga Park, CA (or at such other place as the parties may designate in writing), five
(5) Business Days after the conditions listed in Article VII have been satisfied or waived or on such other date as Wireless Village and Concierge may designate in writing. The date on which the Closing shall be held is referred to in the Agreement as the "Closing Date".

     3.2 Termination of Agreement. This Agreement may be terminated prior to the Closing Date as follows:

     (a) At the election of Wireless Village or Concierge after April 30, 2008, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

     (b)  by mutual written consent of Wireless Village and Concierge;

     (c) by Wireless Village or Concierge, if there shall be in effect a final non-appealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Transaction being contemplated;

     (d) by Wireless Village, if (i) there shall have been a breach of any representation or warranty on the part of Concierge set forth in this Agreement, or if any representation or warranty of Concierge shall have become untrue, in either case such that the condition set forth in Section 7.3(a) would be incapable of being satisfied by April 30, 2008 (or as otherwise extended) or (ii) there shall have been a breach by Concierge of any of its covenants or agreements having a Material

                                                                    Exhibit 10.2

          Adverse Effect on Concierge or materially adversely affecting (or materially delaying) the consummation of the Transaction, and Concierge has not cured such breach within ten Business Days after notice by Wireless Village thereof, provided that Wireless Village has not breached any of its obligations hereunder;

     (e) by Concierge, if (i) there shall have been a breach of any representation or warranty on the part of Wireless Village set forth in this Agreement or if any representation or warranty of Wireless Village shall have become untrue, in either case such that the condition set forth in Section 7.2(a) would be incapable of being satisfied by April 30, 2008 (or as otherwise extended); or (ii) there shall have been a breach by Wireless Village of its covenants or agreements hereunder having a Material Adverse Effect on the Business or materially adversely affecting (or materially delaying) the consummation of the Transaction and Wireless Village has not cured such  breach  within  ten  Business  Days  after  notice by  Concierge thereof, provided that Concierge has not breached any of its obligations hereunder;

     (f) by Seller, if the Board of Directors of Wireless Village shall have withdrawn, modified or changed its approval or recommendation of this Agreement and the Transaction being contemplated hereby, or shall have failed to give such recommendation or to call, give notice of, convene or hold the Board of Directors Meeting in accordance with the terms of this Agreement, or shall have adopted any resolution to effect any of the foregoing;

     (g) by Concierge, if the Board of Directors of Concierge or a Special Committee thereof, in its good faith judgment, after consultation with independent legal counsel, shall have withdrawn, modified or changed its approval or recommendation of this Agreement and the Transaction being contemplated hereby (having determined that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law);

     3.3 Procedure Upon Termination. In the event of termination by Concierge or Wireless Village pursuant to Section 3.2 hereof, written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate, and the purchase of the Wireless Village Shares hereunder shall be abandoned, without further action by Concierge or Wireless Village. If this Agreement is terminated, as provided herein, each party shall redeliver all documents, work papers and other material of any other party relating to the Transaction contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, or promptly following the request of the furnishing party, destroy all such documents, work papers or other materials.

     3.4 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination, and such termination shall be without liability to Concierge or Wireless Village; provided, however, that the provisions of this Section 3.4 and

                                                                    Exhibit 10.2

Sections 3.5, 6.6, 8.3 and 8.6 hereof shall survive any such termination and shall be enforceable hereunder; and provided, further, that nothing in this
Section 3.4 shall relieve Concierge or Wireless Village of any liability for a breach of this Agreement.

     3.5 Expense Reimbursement. If this Agreement is terminated by (i) Concierge pursuant to Section 3.2(e), Wireless Village shall reimburse to Concierge (not later than 10 Business Days after the submission of statements therefore) for all documented out-of-pocket fees and expenses actually and reasonably incurred in connection with the consummation of all transactions contemplated by this Agreement, or if by (ii) Wireless Village pursuant to Section 3.2(f), Concierge shall reimburse to Wireless Village (not later than 10 Business Days after the submission of statements therefore) for all documented out-of-pocket fees and expenses actually and reasonably incurred in connection with the consummation of all transactions contemplated by this Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Wireless Village hereby represents and warrants to Concierge that:

     4.1 Organization and Good Standing. Wireless Village is a corporation duly organized, validly existing and in good standing under the Laws of Nevada. Wireless Village has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Wireless Village is duly qualified or authorized to do business and is in good standing under the Laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect on Seller. Wireless Village is not subject to any agreement, commitment or understanding that restricts or may restrict the conduct or the Business in any jurisdiction or location in any material respect. Copies of Wireless Village's Articles of Incorporation and Bylaws have heretofore been provided or made available to Concierge and such copies are true, correct and complete copies of such instruments.

     4.2 Authorization of Agreement. Wireless Village has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Wireless Village in connection with the consummation of the Transaction contemplated by this Agreement (together with this Agreement, the "Wireless Village Documents"), and to consummate the Transaction contemplated hereby. The execution and delivery of this Agreement and each of the Wireless Village Documents has been duly and validly authorized by the Board of Directors of Seller, and no other corporate proceedings on the part of Wireless Village will be necessary to authorize this Agreement and Transaction being contemplated hereby. This Agreement constitutes, and each of

                                                                    Exhibit 10.2

the Wireless Village Documents when executed and delivered will constitute, legal, valid and binding obligations of Seller, enforceable against Wireless Village in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (the "Bankruptcy Exception").

     4.3 Capitalization.

     (a) As of the date hereof, the authorized capital stock of Wireless Village consists of 10,000,000 shares at $0.0001 par value per share. As of the date hereof, there are 1,667 shares issued, $0.0001 par value per share. There are no shares issued or outstanding of any class as treasury stock. As of the Closing Date there will be 1,667 shares issued and no additional shares outstanding. All of the shares were duly issued, fully paid and non-assessable. Upon issuance thereof prior to the Closing, all of the shares will have been duly authorized for issuance and validly issued, fully paid and non-assessable.

     (b) There are no existing options, warrants, calls, rights, commitments or other agreements of any character to which Wireless Village is a party that would require the issuance, sale or transfer of any additional shares of capital stock, or exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of Wireless Village. Wireless Village is not a party to any voting trust or other voting agreement with respect to any of the Wireless Village Shares or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of Wireless Village.

     4.4 Subsidiaries. Wireless Village owns no stock, ownership interest in, nor is contractually tied or bound to any other entity or subsidiary company, partnership, limited liability corporation or other legally existing organization.

     4.5 Corporate Records. The minute books of Wireless Village previously made available to Concierge contain complete and accurate records, in all material respects, of all meetings, and accurately reflect, in all material respects, all other corporate actions of the stockholders and board of directors (including committees thereof) of Seller. The stock certificate books and stock transfer ledger of Wireless Village previously made available to Concierge are true, correct and complete. All stock transfer taxes levied or payable with respect to all transfers of shares of Wireless Village prior to the Closing Date (if any) have been paid and appropriate transfer tax stamps affixed.

     4.6 Conflicts; Consents of Third Parties.

     (a)  None  of the  execution  and  delivery  by  Wireless  Village  of this
Agreement and the Wireless Village Documents, the consummation of the Transaction contemplated hereby or thereby , or compliance by Wireless Village

                                                                    Exhibit 10.2

with any of the provisions hereof or thereof do or will (i) conflict with, or result in the breach of, any provision of the Articles of Incorporation or Bylaws or comparable organizational documents of Wireless Village; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Wireless Village is a party or by which Seller's property or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any Governmental Body by which Wireless Village is bound; or (iv) result in the creation of any Lien upon the properties or assets of Wireless Village or materially delay the consummation of the Transaction contemplated hereby.

     (b) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Wireless Village in order to effectuate the Transaction contemplated hereby.

     4.7 Financial Statements. Wireless Village has delivered to Concierge copies of (a) the interim unaudited balance sheet of Wireless Village as of September 30, 2007, and the related unaudited statements of income and of cash flows of Wireless Village (determined as of September 30, 2007), and (b) for the period ended September 30, 2007, the unaudited balance sheet and statements of income and of cash flows of Wireless Village for the period from inception to September 30, 2007, including the related notes and schedules thereto referred to herein as the "Wireless Village Financial Statements" and attached hereto as "Exhibit A". The Wireless Village Financial Statements are (i) complete and correct in all material respects, (ii) have been prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the interim statements), in accordance with the books and records of Wireless Village and in conformity with the practices consistently applied by Wireless Village without modification of the accounting principles used in the preparation thereof, except that such financial statements have been conformed to GAAP.

     4.8 No Undisclosed Liabilities. Wireless Village has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) (a) that would be required by GAAP to be reflected in, reserved against or otherwise described in the balance sheet or Wireless Village (including the notes thereto) of (b) which could reasonably be expected to have a Material Adverse Effect on Wireless Village, except (i) as set forth on the Wireless Village Financial Statements or in the notes thereto,
(ii) for liabilities and obligations incurred in the ordinary course of business consistent with the approved Operating Budget as set forth in Section 6.2 herein.

     4.9 Absence of Certain Developments. Except as expressly contemplated by this Agreement, or as set forth in Exhibit B attached hereto, since the Wireless Village Financial Statements Date;

                                                                    Exhibit 10.2

     (a) there has not been any Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Material Adverse Change with respect to the Business or Wireless Village;

     (b) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Business having a replacement cost of more than $1,000 for any single loss or $5,000 for all such losses;


     (c) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of Wireless Village or any repurchase, redemption or other acquisition by Wireless Village of any outstanding shares of capital stock or other securities;

     (d) Wireless Village has not issued any equity securities or any securities convertible into or exchangeable for equity securities of Wireless Village;

     (e) Wireless Village has not awarded, paid or accrued any bonuses to employees or subcontractors of the Business with respect to the calendar year ended December 31, 2006 or the interim period ending September 30, 2007, except to the extent indicated on the Wireless Village Financial Statements. Any agreements existing between Wireless Village and its employees or subcontractors (including but not limited to vacation time, bonuses, severance pay, accrued sick leave, medical insurance coverage, auto allowance, stock options, profit sharing, royalties and pay increases) shall have been invalidated and declared void prior to the Closing Date, except for those as accepted by Concierge in evidence as "Exhibit B" attached hereto;

     (f) there has not been any change by Wireless Village in accounting or Tax reporting principles, methods or policies relating to the Business;

     (g) Wireless Village has not failed to promptly pay and discharge current liabilities of the Business, except where disputed in good faith by appropriate proceedings;

     (h) Wireless Village has not made any loans , advances or capital contributions to, or investments in, any Person (including employees or subcontractors) that remain outstanding, or have been discharged without repayment, as of the Wireless Village Financial Statements Date and as of the Closing Date;

     (i) Wireless Village has not mortgaged, pledged or subjected to any Lien any assets related to the Business, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets related to the Business;

     (j) Wireless Village has not canceled or compromised any debt or claim related to the Business or amended, canceled, terminated, relinquished, waived or released any Contract or right related to the Business except in the ordinary

                                                                    Exhibit 10.2

course of business consistent with past practice and which, in the aggregate, would not be material to the Business or to Wireless Village;

     (k) Wireless Village has not instituted or settled any material Legal Proceeding related to the Business, nor is a party named in any Legal Proceeding pending or threatened.

     (l) Wireless Village has not transferred any or granted any material rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks, brand marks, brand names, copyrights or the like, or with respect to know-how, in any case related to the Business;

     4.10 Taxes.

     (a) All material Tax Returns required to be filed by Wireless Village have been duly and timely filed with the appropriate taxing agency in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns were true, complete and correct in all material respects. All Taxes payable by Wireless Village have been fully and timely paid, and all such Taxes not paid have been duly accrued for in the Wireless Village Financial Statements in accordance with GAAP with respect to any period through the Closing Date for which Taxes are not yet due and owing; and no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes related the Business (including, but not limited to, any applicable statue of limitation) exists. Such Tax Returns are understood to include those related to the United States Internal Revenue Service, United States Social Security Administration, State of Ohio, or any and all tax and regulatory agencies within the State of Nevada or Ohio. All such Tax Returns, notes thereto, exceptions and correspondence, and all manner of related tax issues as referenced in this Section 4.10 are attached hereto and together as "Exhibit C".

     (b) Wireless Village has complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes related the Business and has duly and timely withheld from employee salaries, wages and other compensation related to the Business and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

     (c) Concierge has received (i) complete copies of all material income, franchise or corporation Tax Returns of Wireless Village from the date of

                                                                    Exhibit 10.2

inception through the Closing Date and (ii) details of all material issues of which Wireless Village has knowledge raised by any taxing authority since the date of inception with respect to the income, assets or operations of the Business.

     (d) No claim has been made by a taxing authority in a jurisdiction where Wireless Village does not file an income, franchise or corporation Tax Return such that Wireless Village is or may be subject to taxation related to the Business by that jurisdiction.

     (e) There are no liens as a result of any unpaid Taxes upon any of the assets of Wireless Village or that could be created as result of pending audits, investigations or actions by any taxing authorities arising from operations conducted prior to the Closing Date that could be levied after the Closing Date.

     (f) Wireless Village has not made any payment to or provided any benefit for any of its officers, employees, former officers, former employees or subcontractors and not made or agreed to make a payment of an income nature which would not be allowable as a deduction in computing its profits for corporation tax purposes except in the ordinary course of business.

     (g) Wireless Village has not been a party to or otherwise involved in any arrangement of which the main purpose was the avoidance of liability to taxation or any transaction to which any tax authority would find actionable or fraudulent.

     4.11 Real Property. Wireless Village owns no real property, nor is as of the Closing Date a party to any contracts, agreements, options or other legal rights to acquire real property.

     4.12 Tangible Personal Property.

     (a) "Exhibit D" attached hereto contains the complete and true listing of all Tangible Personal Property of Wireless Village, including, but not limited to, office fixtures, furniture, equipment, supplies, computer software, computer related hardware, and all other assets of any nature that have been acquired, whether or not depreciated or recorded at acquisition cost, as represented on the Wireless Village Financial Statements in accordance with GAAP and that remain in evidence as assets of Tangible Personal Property of Wireless Village.

     (b) Exhibit D contains a true and complete copy of any and all lease agreements, including that related to the office facility, to which the Wireless Village is a party.

     (c) No previous or current party to any such lease has given notice of or made a claim with respect to any breach or default thereunder, the consequences of which, individually or in the aggregate, could reasonably be expected to have a material Adverse Effect on the Business.

     (d) Wireless Village has good title to all material items of tangible personal property reflected on the Exhibit D and the Wireless Village Financial Statements, free and clear of all liens.

                                                                    Exhibit 10.2

     4.13 Material Contracts.

     (a) "Exhibit E" sets forth each oral or written agreement, arrangement or commitment or any nature relating to the Business or to which Wireless Village is a party or by which it is bound involving (i) a commitment of more than $2,000 or (ii) the purchase or sale of any assets relating to the Business or of Wireless Village having a book value of more than $2,000, or (iii) distributorship, agency, representation, dealer or similar agreements, (iv) covenants not to compete or other agreements or understandings which would restrict the distribution or sale of any of the products of the Business or of Wireless Village in any geographical area or to any person or class of persons, or which in any way affects the price or other terms at which the Business or Wireless Village or agent or representative of the Business or Wireless Village may sell products or services, (v) contracts or commitments for capital expenditures, and (vi) any agreements, arrangements, contracts, licenses or royalty arrangements to which Wireless Village is a party that would cause for Wireless Village to incur costs associated with the development, production, distribution or sale of its products. Agreements, arrangements and commitments of the types described in the subsections above are hereinafter collectively referred to as the "Wireless Village Material Agreements".

     (b) Each of the Wireless Village Material Agreements is valid and enforceable in accordance with its terms, subject to the Bankruptcy Exception.
(i) Wireless Village is not in breach of or in default under any Wireless Village Material Agreement. (ii) To the knowledge of Wireless Village, there has not occurred any event which, after the giving of notice or the lapse of time or both, would constitute a default under, or result in a breach of, any Wireless Village Material Agreement, and (iii) no Wireless Village Material Agreement is subject to termination or modification as a result of the consummation of the Transaction contemplated by this Agreement, (iv) no consent of approval of any third party is required under any Wireless Village Material Agreement to the consummation of the Transaction contemplated hereby.

     4.14 Employee Agreements. Wireless Village warrants that there are no existing employment agreements with any employee or subcontractor other than those set forth on "Exhibit F" attached hereto, which, if any, have been duly paid and performed upon as of the Closing Date. Concierge shall have reviewed and accepted the terms of such employment agreements or understandings, if any, and indicated such approval by the authorizing signature affixed on Exhibit F thereto. As of the Closing Date, there are no outstanding employee benefits owed or accrued and no claim can be made under the labor code of the appropriate jurisdiction, or through actions provided in any point of Law, that would expose Wireless Village to a payment due any employee or subcontractor for the period from inception through the Closing Date.

     4.15 Insurance. Wireless Village has made available to Concierge true, complete and correct copies of all policies of insurance of any kind or nature covering the Business or any of its employees, properties or assets, including without limitation, policies of life, disability, fire, theft, workers compensation, product liability, loss of income, errors and omissions, directors liability and other casualty and liability insurance. All such policies are in

                                                                    Exhibit 10.2

full force and effect and have not been reduced or cancelled; no change in such insurance policy has been notified to Wireless Village and Wireless Village is not in default of any provision thereof.

     4.16 Financial Advisors and Consultants. Except as set forth in "Exhibit G", no person has acted, directly or indirectly, as a broker, finder, financial advisor or consultant for Wireless Village in connection with the Transaction contemplated by the Agreement and no person other than those persons listed on
Exhibit I attached hereto, is entitled to any fee or commission or like payment in respect thereof.

     4.17 Claims to Property. Except as otherwise disclosed in this Agreement, Wireless Village's current shareholders, officers, directors, employees and subcontractors will, as of the Closing Date, have no claim to any property, asset or right then owned or acquired by Concierge or used in the Business by Wireless Village or Concierge.

     4.18 Investment in Concierge Shares.

     (a) The Shareholders of Wireless Village will receive in exchange for their shares of Wireless Village the pro-rata issuance of Concierge Shares pursuant to this Agreement for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Shareholders of Wireless Village, once issued the Concierge Shares, do not have a present intention of selling, offering to sell or otherwise disposing of or distributing the Concierge Shares issued to them pursuant to this Agreement.

     (b) Each Shareholder of Wireless Village acknowledges that Concierge has disclosed that the Concierge Shares to be issued to Shareholders of Wireless Village pursuant to this Agreement have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available.

     (c) Either (i) each of Wireless Village's Shareholders is an " accredited investor" as defined in Regulation D of the Securities Act, or (ii) there are no more than 35 of such shareholders that are not "accredited investors" and that they are able to evaluate the risks and benefits of the investment in the Concierge Shares.

     (d) Wireless Village and the Shareholders of Wireless Village have had an opportunity to ask questions and receive answers concerning the terms and conditions of the acquisition of the Concierge Shares and have had full access to such other information concerning Concierge as Wireless Village has requested.

     (e) Each of the Shareholders of Wireless Village is able to bear the economic risk of his or her investment in the Concierge Shares for an indefinite period of time, recognizing that the Concierge Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                                                                    Exhibit 10.2

     (f) Wireless Village and the Shareholders of Wireless Village acknowledge that until such time as the Concierge Shares have been registered, or are otherwise eligible, for resale in accordance with the Securities Act, each certificate representing the Concierge Shares shall be endorsed with the following legend:

          EACH SHARE OF THE SERIES A CONVERTIBLE, VOTING PREFERRED STOCK SHALL HAVE FIVE VOTES ON ALL MATTERS SUBMITTED TO A VOTE OF THE COMMON STOCKHOLDERS AND MAY BE CONVERTED BY THE HOLDER THEREOF INTO FIVE SHARES OF COMMON STOCK AT ANY TIME AFTER 270 DAYS FROM THE DATE OF ISSUANCE; PROVIDED, HOWEVER, THAT NO CONVERSION SHALL TAKE PLACE UNTIL THE COMPANY SHALL HAVE AMENDED ITS ARTICLES OF INCORPORATION TO PROVIDE AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AT LEAST SUFFICIENT TO ALLOW ALL 5,000,000 SHARES OF THIS PREFERRED STOCK TO BE CONVERTED INTO COMMON STOCK; AND, PROVIDED FURTHER, THAT HOLDERS OF THIS SERIES OF PREFERRED STOCK THAT ELECT TO CONVERT THEIR SHARES INTO SHARES OF COMMON STOCK MUST CONVERT ALL OF THEIR SHARES OF SERIES A CONVERTIBLE, VOTING PREFERRED STOCK INTO SHARES OF COMMON STOCK.


          "THE  SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECRUTITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECRUITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPRORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION)."

     4.19 Accounts Receivable. Each of the accounts receivable recorded on the books of Wireless Village is a bona fide account receivable which has arisen in the ordinary course of business.

     4.20 Accounts Payable. As of the Closing Date, it shall be true and correct that there are no accounts payable due or accrued against Wireless Village or recorded on its books and records as outstanding or reserved against, except as

                                                                    Exhibit 10.2

set forth and accepted by Concierge on Exhibit J attached hereto. Wireless Village warrants that all accrued accounts payable have been paid in full and that no person, firm, organization or Governmental Body may legally claim otherwise.

     4.21 No Misrepresentation. No representation or warranty of Wireless Village contained in this Agreement or in any exhibit attached hereto, or in any certificate or other instrument furnished by Wireless Village to Concierge pursuant to the terms hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V

                   REPRESENTATION AND WARRANTIES OF CONCIERGE

     Concierge hereby represents and warrants to Wireless Village that:

     5.1 Organization and Good Standing. Concierge is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Concierge is duly qualified or authorized to do business and is in good standing under the Laws of each jurisdiction in which it owns or leases property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect on Concierge. Concierge is not subject to any agreement, commitment or understanding that restricts or may restrict the conduct of its business in any jurisdiction or location in any material respect. Copies of the Certificate of Incorporation and By-Laws (together with amendments thereto) of Concierge have heretofore been provided or have been made available the Wireless Village and such copies are true, correct and complete copies of such instruments.

     5.2 Authorization of Agreements.

     (a) Concierge has all requisite power, authority and legal capacity to execute and deliver this Agreement, each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Concierge in connection with the consummation of the Transaction contemplated by this Agreement (together with this Agreement, the "Concierge Documents") and each of the other transaction documents and to consummate the Transaction contemplated hereby and thereby. The execution and delivery of this Agreement, and each of the Concierge Documents has been duly and validly ratified and/or authorized by the Board of Directors of Concierge, and no other corporate proceedings on the part of Concierge will be necessary to authorize this Agreement, the issuance of the Concierge Shares, or the other transactions contemplated hereby, except for the approval and acknowledgement of the Shareholders of Wireless Village referred to in Section 4.18, as evidenced by a copy of Seller's minutes (attached hereto as "Exhibit K") from a special meeting of shareholders wherein the Shareholders of Wireless Village have been presented with a motion to approve the acquisition and the distribution of shares as contemplated herein,

                                                                    Exhibit 10.2

and have approved such motion. Assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement will constitute, and each of the Concierge Documents and related Exhibits to this Agreement to which Concierge is a party, when executed and delivered will constitute, legal, valid and binding obligations of Concierge, enforceable against Concierge in accordance with their respective terms, subject to the Bankruptcy Exception.

     (b) Assuming the accuracy of Seller's representations, the affirmative vote of the Directors of the Board of Directors of Concierge is the only vote (under applicable Law or otherwise) necessary to approve this Agreement, the issuance of the Concierge Shares, and the other transactions contemplated hereby.

     5.3 Corporate Records and Disclosures. Concierge is a public reporting company under the rules and regulations as promulgated under the Securities Act, and is current and in good standing on the Over-The-Counter Bulletin Board with symbol "CNCG". Wireless Village has been made aware that all material events and financial information have been disclosed in Concierge's public filings on Forms 10KSB, 10QSB, 8K and registration Form S10. The latest fiscal year-end audited report filed on Form 10KSB for the period ending June 30, 2007 has been provided to Seller, the Shareholders of Seller, and attached hereto as Exhibit H.. Concierge hereby warrants to Wireless Village that Wireless Village may rely on the disclosures contained within the aforementioned filings as being true and correct in all material respects as to the financial condition, the reporting status, and the current state of the Concierge's business as of the Closing Date, except for any changes to the financial condition as may be detailed on "Exhibit I" attached hereto.

     5.4 No Misrepresentations. No representations or warranty of Concierge contained in this Agreement or in the exhibits provided by Concierge, or in any certificate or other instrument furnished by Concierge to Wireless Village pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VI

                                    COVENANTS

     6.1 Key Personnel. The value of Wireless Village is calculated and established, in part, by Concierge's assessment of the management personnel and majority shareholders of Seller. Specifically, Concierge is relying on the continued involvement of Bill Robb and Daniel Britt for the period commencing with the execution of this Agreement and lasting no less than 12 months thereafter. Daniel Britt and Bill Robb hereby represent and warrant that they will continue to contribute, to the best of their ability, a level of commitment to Wireless Village that has been demonstrated since inception. Daniel Britt and Bill Robb acknowledge that they are to receive a significant share of the Purchase Price at the Closing Date and that this payment is being tendered in

                                                                    Exhibit 10.2

exchange for their continued service. Notwithstanding their covenant and pledge to provide this continuing service in recognition for the Concierge Shares issued them, Bill Robb and Daniel Britt are to be compensated monetarily at such time as funds are available to apply, but in no event for periods of service in-arrears of the Closing Date. In the event either Daniel Britt or Bill Robb elect to terminate their service commitment within the 12 month period commencing upon the Closing Date, then Concierge may be irreparably harmed, the extent of which may be difficult to determine. In such event, Concierge reserves the right, and Daniel Britt and Bill Robb do each hereby acknowledge the existence of this right, to seek damages from the terminating party through a court of appropriate jurisdiction.

     6.2 Qualified Investors. Wireless Village represents and warrants to Concierge that all Shareholders of Wireless Village as listed on Exhibit J have read, understand and acknowledge the entirety of Section 4.18 contained herein, and that by evidence of their vote during the special meeting of shareholders, a copy of which is attached hereto as "Exhibit K", agree to the exchange of shares as contemplated hereby and under the terms and conditions as contained herein.

     6.3 Reporting Status. Until the Closing Date, Concierge warrants that it will maintain its public reporting status on the Over-The-Counter Bulletin Board in good standing and to make all required public filings in a timely manner so as to comply with applicable securities Law.

     6.4 Expenses. Each of Concierge and Wireless Village agrees to bear its own respective financial burden associated with the Transaction contemplated hereby, to include without limitation the cost of financial statement preparation, legal counsel, financial advisors, public relations and consultants. Wireless Village warrants that no costs associated with the Transaction contemplated hereby will appear as accrued items on the Wireless Village Financial Statements, or in any manner become the liability of Concierge after the Closing Date.

     6.5 Other Actions.

     (a) Each of Wireless  Village and  Concierge  shall use its best efforts to
(i) take all actions necessary or appropriate to consummate the Transaction contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the Transactions contemplated by this Agreement.

     (b) Wireless Village shall preserve and keep the records held by it relating to the Business for a period of no less than 3 years from the Closing Date and shall make such records and personnel available to Concierge as may be reasonably required in connection with, among other things, any insurance claims by, legal proceedings against, tax audits or governmental investigations of Wireless Village or Concierge.

                                                                    Exhibit 10.2

     (c) Neither Wireless Village nor Concierge shall issue any press release or public announcement hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Concierge disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Concierge lists securities.


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

     7.1 Conditions Precedent to Obligations of Concierge and Seller. The obligation of each of Concierge and Wireless Village to consummate the Transaction contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by Concierge and Wireless Village in whole or in part to the extent permitted by applicable Law):

     (a) The Concierge and the Wireless Village shall have convened and held a meeting of their respective Boards of Directors, and such Directors shall have voted in favor of the Transaction contemplated hereby and they shall have obtained the requisite vote so as to authorize this Agreement and the consummation of the Transaction.

     7.2 Conditions Precedent to Obligations of Concierge. The obligation of Concierge to consummate the Transaction contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Concierge in whole or in part to the extent permitted by applicable Law):

     (a) Except for the facts, events or changes arising or occurring between the date hereof and the Closing Date which are expressly permitted by this Agreement, all representations and warranties of Wireless Village contained herein shall be true and correct as of the date hereof; and except for facts, events or changes arising or occurring between the date hereof and the Closing Date which are expressly permitted by this Agreement, all representations and warranties of Wireless Village contained herein qualified as to materiality shall be true and correct, and the representations and warranties of Wireless Village contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

     (b) Wireless Village shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

     (c) Concierge shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to Concierge, and

                                                                    Exhibit 10.2

attached hereto as "Exhibit L") executed by Wireless Village, certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b) hereof;

     (d) Certificates representing the Shareholders of Wireless Village shall have been, or shall at the Closing be, validly delivered and transferred to the Concierge, free and clear of any and all Liens, together with appropriate stock powers executed by the Wireless Village Shareholders;

     (e) Wireless Village shall have delivered to Concierge the final audited Balance Sheet and Statement of Income as of the period ending September 30, 2007. All loans payable to shareholders, officers, directors or affiliates shall have been adjusted to a zero balance through reclassification to paid-in capital.

     (f) Wireless Village shall have delivered to Concierge the true and correct copy of the special meeting of shareholders on that certain Exhibit P which confirms that each of Shareholders of Wireless Village has had an opportunity to ask questions and receive answers with respect to this Agreement and the Transaction contemplated hereby, and to review any documentation as may be requested from Wireless Village or Concierge, and further confirming that each of them has read, understood, and complied with the provisions of Section 4.18 as contained herein.

     (g) Concierge shall have received prior to or on the Closing Date, a listing of all domain names registered to Wireless Village, and any domain names registered to Bill Robb that pertain to Wireless Village that are to be reassigned to Wireless Village, together with the name of the Registrar, the name and contact information for web-hosting of any registered domain name (including "wirelessvillage.com") that is the subject of this Agreement, user identifications, passwords and other such access information as required to effectuate a presence on the World Wide Web, renew registrations, change Registrars, alter hosting locations, establish security or commercial enterprise via the Internet, and all other such functions as are available to owners of domain names and/or websites, to be attached hereto as "Exhibit M").

     (h) Wireless Village shall have, at the time of closing, no less than Forty Five Thousand Dollars ($45,000) in cash on hand as confirmed by Wireless Village's validly existing account at US Bank in Cleveland, Ohio. Such funds shall be free of all liens, encumbrances, off-sets and claims of any kind as of the Closing Date.

     7.3 Conditions Precedent to Obligations of Seller. The obligations of Wireless Village to consummate the Transaction contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Wireless Village in whole or in part to the extent permitted by applicable Law):

     (a) Except for the facts, events or changes arising or occurring between the date hereof and the Closing Date which are expressly permitted by this Agreement, all representations and warranties of Concierge contained herein

                                                                    Exhibit 10.2

shall be true and correct as of the date hereof; and except for facts, events or changes arising or occurring between the date hereof and the Closing Date which are expressly permitted by this Agreement., all representations and warranties of Concierge contained herein qualified as to materiality shall be true and correct, and the representations and warranties of Concierge contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

     (b) Concierge shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

     (c) Wireless Village shall have been furnished with certificates (dated as of the Closing Date and in the form and substance reasonably satisfactory to Seller, and attached hereto as "Exhibit N") executed by Concierge, certifying as to the fulfillment of the conditions specified in Sections 7.3(a) and 7.3(b) hereof;

     (d) An instruction to the registered transfer agent of Concierge shall have been conveyed instructing certificates representing the 5,000,000 shares of Concierge Series A Convertible, Voting Preferred Stock, the Concierge Shares, be validly delivered to and duly recorded in the name of the Shareholders of Wireless Village, free and clear of any and all Liens;

     (e) There shall not have been any Material Adverse Change with respect to the operations of Concierge and the reporting status of the corporation and the listing of its securities on the Over-The-Counter Bulletin Board shall be current and in good standing.

                                  ARTICLE VIII

                      CLOSING AND MISCELLANEOUS PROVISIONS

     8.1 At Closing. The Closing shall take place prior to April 30, 2008, or such later date as may be amended by mutual consent of the parties hereto, and at such time as Wireless Village has fulfilled to Concierge and Concierge has fulfilled to Wireless Village those obligations as detailed in Sections 7.1, 7.2 and 7.3 as contained herein.

     8.2 Survival of Representations and Warranties. The parties hereto hereby agree that the representations and warranties of Wireless Village and of Concierge shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto, for a period of two years following the Closing. Any claims or actions with respect to any representation or warranty that survives the execution and delivery of this Agreement and the Closing hereunder shall terminate unless, within 2 years after the Closing Date, written notice of such claims is given to the other party or such actions are commenced.

                                                                    Exhibit 10.2

     8.3 Expenses. Except as otherwise provided in this Agreement, Wireless Village and Concierge shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the Transaction contemplated hereby and thereby.

     8.4 Further Assurances. Wireless Village and Concierge each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the Transaction contemplated hereby.

     8.5 Entire Agreement: Amendment and Waivers. This Agreement (including the exhibits hereto), represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No information disclosed in any section of this Agreement or its exhibits shall be deemed to have been disclosed for purposes of any other section without being specifically cross-referenced in such section. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law.

     8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada (without application of its principles of conflicts of laws).

     8.7 Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     8.8 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and may also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                                                                    Exhibit 10.2


                                    If to Wireless Village, to:

                                    Wireless Village, Inc.
                                    3615 Superior Avenue
                                    Suite 3100A
                                    Cleveland, OH 44114
                                    Attn: Bill Robb
                                    Email: bill@wirelessvillage.com
                                    Facsimile: 440. 808.8892

                                    If to Concierge, to:

                                    Concierge Technologies, Inc.
                                    22048 Sherman Way
                                    Suite 301
                                    Canoga Park, CA 91303
                                    Attn: David Neibert
                                    Email: dneibert@wallengroup.com
                                    Facsimile: 818.610.0313

                                    With a copy to:

                                    Fuller Tubb LLC
                                    1000 Bank of Oklahoma Plaza
                                    201 Robert S. Kerr Avenue
                                    Oklahoma City, OK 73102
                                    Attn: Tom Kenan
                                    Facsimile: 405.232.8384

     8.9 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

     8.10 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Wireless Village or Concierge (by operation of Law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

                                                                    Exhibit 10.2

     IN WITNESSWHEREOF, the parties hereto have caused this Agreement to be executed by themselves or their respective officers, duly authorized, as of the date first written above.




                                            Concierge Technologies, Inc.


                                                  /s/ Allen E. Kahn
                                            By: ________________________________
                                                Allen E. Kahn, Chairman


                                            Wireless Village, Inc.


                                                 /s/ Bill Robb
                                            By: ________________________________
                                                Bill Robb, President




         And as Individuals




                  /s/ Bill Robb                         /s/ Daniel Britt
         -----------------------------              ------------------------
                  Bill Robb                             Daniel Britt

                                                                    Exhibit 10.2


     The Shareholders of Wireless Village IN WITNESSWHEREOF, hereto have caused this Agreement to be executed by themselves as of the date first written above.


                        Shareholders of Wireless Village:

-------------------------------------- -----------------------------------------

            /s/ Harvey Trifler                     /s/ Joseph G. Gallo
Signature: ____________________        Signature: ____________________

Print name:  Harvey Trifler            Print name:  Joseph G. Gallo
-------------------------------------- -----------------------------------------

            /s/ Thomas Letourneau                  /s/ Mark Triebold
Signature: ____________________        Signature: ____________________

Print name:  Thomas Letourneau         Print name:  Mark Triebold
-------------------------------------- -----------------------------------------

            /s/ Marc Angell                        /s/ Jan Carter
Signature: ____________________        Signature: ____________________

Print name:  Marc Angell               Print name:  Jan Carter
-------------------------------------- -----------------------------------------

            /s/ David Neibert                      /s/ Michael Ager
Signature: ____________________        Signature: ____________________

Print name: David Neibert              Print name: Michael Ager
-------------------------------------- -----------------------------------------

            /s/ Bill Robb                          /s/ Martin Marietta
Signature: ____________________        Signature: ____________________

Print name:  Bill Robb                 Print name:  Martin Marietta
-------------------------------------- -----------------------------------------

            /s/ Daniel Britt                       /s/ Harold Armstrong
Signature: ____________________        Signature: ____________________

Print name:  Daniel Britt              Print name:  Harold Armstrong
-------------------------------------- -----------------------------------------